Exhibit 32.1

CERTIFICATION

 PURSUANT TO 18 U.S.C. SECTION 1350

 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q (the “Quarterly Report”) of Petro River Oil Corp. (the “Registrant”) for the fiscal quarter ended January 31, 2013 as filed with the Securities and Exchange Commission on the date hereof, the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Action of 2002, that to the best of his knowledge:

(1)	The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 25, 2013	By:	/s/ Jeffrey Freedman
Principal Executive Officer and
Principal Financial and Accounting Officer

This certification is being furnished solely to accompany this Report pursuant to 18 U.S.C. Section 1350, and is not being filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise, and is not to be incorporated by reference into any filing of the Registrant unless such incorporation is expressly referenced within.